                                                                  Exhibit (p)(6)

                                     FORM OF

                     ING INVESTMENT MANAGEMENT ADVISORS B.V.

               CODE OF ETHICS FOR ADVISERS TO INVESTMENT COMPANIES

         All employees, officers and directors of ING Investment Management ("IIM"), The Hague, are subject to the ING Group General Code of Conduct, the ING Group Regulations concerning Private Portfolio Investment Transactions by Insiders and the IIM Code of Conduct concerning Confidential Information and Chinese Walls.

         In addition, pursuant to provisions of Rule 17j-1 under the Investment Company Act of 1940, (the "1940 Act"), ING Investment Management Advisors B.V. ("IIMA") has adopted this Code of Ethics to specify and prohibit certain types of transactions involving an Investment Company deemed to create actual conflicts of interest, the potential for conflicts, or the appearance of conflicts, and to establish reporting requirements and enforcement procedures. This Code of Ethics applies to all Access Persons and Investment Personnel, as defined herein.

I.       STATEMENT OF GENERAL PRINCIPLES

         In recognition of the trust and confidence placed in the Adviser by the Investment Companies and to give effect to the Adviser's belief that its operations should be directed to the benefit of the Investment Companies, the Adviser hereby adopts the following general principles to guide the actions of its Access Persons and Investment Personnel:

         (1) The interests of the Investment Companies are paramount. All of the Adviser's Access Persons and Investment Personnel must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the interests of the Investment Companies before their own.

         (2) All personal transactions in Covered Securities by the Adviser's Access Persons and Investment Personnel must be accomplished so as to avoid a conflict of interest on the part of such personnel with the interests of any Investment Company.

         (3) All of the Adviser's Access Persons and Investment Personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to an Investment Company, or that otherwise bring into question the person's independence or judgment.

         In general, the ING Group Regulations concerning Private Portfolio Investment Transactions by Insiders requires employee and employee-related accounts to be maintained at BKP (Banking branch for the personnel of ING Group) and/or CenE (CenE Bankiers N.V.).

If Approval is granted by Compliance Bureau of the Netherlands ("CBN") or the Executive Board of ING Insurance to maintain an account elsewhere, arrangements must be made to have duplicate confirmations sent directly to CBN. CBN will inform the Compliance Department of IIM, The Hague of such Approval granted to the Adviser's Access Persons and/or Investment Personnel. CBN may, in its discretion, authorise receipt of other account records in lieu of confirmation and statements. CBN will inform the Compliance Department of IIM, The Hague of such authorisation granted to the Adviser's Access Persons and Investment Personnel

II.      DEFINITIONS
         Any undefined term found in this Code of Ethics shall be defined as that term is defined by the 1940 Act or rules promulgated thereunder.

         (1) "Access Person" shall mean (i) each director, officer or general partner of the Adviser, (ii) each employee of the Adviser (or of any company in a control relationship to the Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Covered Security by an Investment Company, or whose functions relate to making any recommendations with respect to such purchases or sales, (iii) any natural person in a control relationship to the Adviser who obtains information concerning recommendations made with respect to the purchase or sale of a Covered Security by an Investment Company, and (iv) any other (natural) person who is designated as Access Person. (Exhibit A sets forth a list of current Access Persons),

         (2) "Adviser" means IIMA, a registered investment adviser that advises or sub-advises an Investment Company. IIMA operates under the collective management of ING Investment Management, The Hague.

         (3) "Beneficial Ownership" of a Covered Security is interpreted in the same manner as it is for purposes of Section 16 of the Securities Exchange Act of 1934. This means that a person should generally consider himself or herself the beneficial owner of any Covered Securities in which he or she has a direct or indirect pecuniary interest. In addition, a person should consider himself or herself the beneficial owner of Covered Securities held by (i) his or her spouse/partner or minor children, (ii) a relative who shares his or her home, or
                  (iii) other persons by reason of any contract, arrangement, understanding, or relationship that provides him or her with sole or shared voting or investment power over the Covered Securities held by such person.

         (4)      "Control" shall have the same meaning as that set forth in
                  Section 2(a)(9) of the 1940 Act. Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting securities is presumed to give the holder of such securities control over the company. This is a rebuttable presumption, and it may be countered by the facts and circumstances of a given situation. Similarly, persons owning less than 25% of the voting securities of a company may be deemed to have control over the company depending upon the facts and circumstances.

         (5)      "IIMA" means ING Investment Management Advisors B.V.

         (6) "Investment Company" means an investment company registered under the 1940 Act for which the Adviser acts as adviser or sub-adviser.

         (7) "Investment Personnel" means (i) all Access Persons who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Investment Company; (ii) any natural person who controls the Adviser or Investment Company and who obtains information concerning recommendations made to the Investment Company regarding the purchase or sale of securities by the Investment Company, and (iii) any other (natural) person who is designated as Investment Personnel. (Exhibit B sets forth a list of current Investment Personnel for Investment Companies).

         (8) "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

         (9) "Covered Security" shall have the same meaning as that set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include obligations of the Government or an agency thereof, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreement) and shares of listed open-end mutual funds.

         (10) A "Covered Security held or to be acquired" by an Investment Company means any Covered Security which, within the most recent 15 days, (i) is or has been held by an Investment Company; or (ii) is being or has been considered by the Adviser for purchase by an Investment Company; and (iii) and option to purchase or sell, and any security convertible into or exchangeable for a security.

         (11) A Covered Security is "being purchased or sold" by an Investment Company from the time when a recommendation has been communicated to the person who places the buy and sell orders for an Investment Company until the time when such program has been fully completed or terminated.

         (12) The designated "Review Officers" are the members of the Compliance Department of IIM, The Hague and only in their absence:

                  -  members of the Management Committee IIM, The Hague;
                  -  another to be appointed Review Officer.

III.     PROHIBITED PURCHASES AND SALES OF COVERED SECURITIES

         (1) No Affiliated Person shall, in connection with the purchase or sale, directly or indirectly, by such person of a Covered Security held or to be acquired by any Investment Company:

                  (A) employ any device, scheme, or artifice to defraud such Investment Company;

                  (B) make to such Investment Company any untrue statement of a material fact or omit to state to such Investment Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                  (C) engage in any act, practice or course of business that would operate as a fraud or deceit upon such Investment Company; or

                  (D) engage in any manipulative practice with respect to such Investment Company.

         (2) Subject to Section IV, no Access Person may purchase or sell, directly or indirectly, any individual Covered Security. Furthermore Access Persons are not allowed to invest in closed-end funds if the particular closed-end fund is within the universe of the mutual funds, which are managed by the particular Access Person or by the investment team the Access Person is part of.

         (3) No Investment Personnel may acquire Covered Securities as part of an initial public offering.

         (4) No Investment Personnel shall purchase a Covered Security offered in a private placement.

IV.      EXEMPTIONS OF PROHIBITED TRANSACTIONS AND PRE-CLEARANCE OF TRANSACTIONS
         BY CBN

         (1) Access Persons may (after pre-clearance conducted by CBN and unless Section V (1), second sentence is applicable), buy or sell up to 1000 Covered Securities per transaction of companies, which are part of the S&P 500, Topix 50 and Eurotop 100 indices, aside from special trading situations, which in case of these large liquid stocks only occasionally can occur. The minimum holding period for these Covered Securities is 30 days.

         (2) Access Persons may, in compliance with the applicable ING Group Regulations, cause transactions in (all) Covered Securities in any account of him or her which is managed on a discretionary basis by BKP or Cen E or any other bank or portfolio manager as referred to in the Act on the Supervision of the Securities Trade 1995 or by comparable foreign banks or portfolio managers, to be executed without preclearance being required.

         (3) Each Access Person is allowed to exercise, in compliance with the applicable requirements, the ING Options granted by ING Group as compensation to him or her as an employee.

         (4) Employees of IIM, The Hague, may effect transactions in listed open-end mutual funds via BKP and CenE which are managed by IIM, The Hague, with a holding period of 30 days.

V.       PRE-CLEARANCE OF TRANSACTIONS BY A REVIEW OFFICER

         (1) Except as provided in Sections IV (1) and V(4) , each Access Person must pre-clear each proposed transaction in Covered Securities with a Review Officer prior to proceeding with the transaction. Access Persons who have been granted an Approval to have an account other than at BKP and/or CenE shall pre-clear each proposed transaction in Covered Securities with a Review Officer prior to proceeding with the transaction, except as provided in Section V(4). No transaction in Covered Securities shall be effected without the prior approval of a Review Officer. In determining whether to grant such clearance, the Review Officer shall refer to Section V (5), below. Preclearance of a Covered Securities transaction is valid for 24 hours.

         (2) With respect to holdings of other Covered Securities than mentioned in Section IV (1) and acquired before the date on which that person became an Access Person, the Access Person may sell (after pre-clearance by a Review Officer) these Covered Securities subject to section V (3). For these Covered Securities a holding period of 30 day is applicable.

         (3) If the sale of Covered Securities mentioned in Section V (2) appears to be within 24 hours before or after the time that the same Covered Security is being sold by any Investment Company, a relative transaction profit can be assumed if and when the transaction has been done at better prices than the sale of the Investment Company. In the case of large liquid securities there usually is an assumption of no such relative transaction profits. Any relative transaction profit have to be disgorged to the Investment Company or Investment Companies on a pro rata basis.

         (4) The preclearance requirements of Section V(1) shall not apply to the following transactions:

         (A) Purchases or sales over which the Access Person has no direct or indirect influence or control (including purchases or sales in any account of an Access Person which is managed on a discretionary basis by a person other than the Access Person).

         (B) Purchases or sales that are non-volitional on the part of the Access Person, including purchases or sales upon exercise of puts or calls written by the Access Person and sales from a margin account pursuant to a bona fide margin call.

         (C) Purchases that are part of an automatic dividend reinvestment plan.

         (D) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         (E) Transactions in obligations of the Government or an agency thereof and shares of listed open-end mutual funds (inclusive listed open-end mutual funds managed by ING Investment Management).

         (F) Exercise, in compliance with the applicable requirements, of the ING options granted by ING Group as compensation to him or her as an employee.

(5)      The following transactions shall be entitled to clearance by the Review
         Officers:

         (A)      Transactions which are in accordance with Section IV

         (B) Purchases or sales of Covered Securities that are not eligible for purchase or sale by any Investment Company as determined by reference to the 1940 Act and blue sky laws and regulations thereunder, the investment objectives and policies and investment restrictions of the Investment Company and any undertakings made to regulatory authorities.

         (C) A transaction which receive prior written approval of a Review Officer with respect to which transaction such Review Officer, after taking into account all the relevant facts and circumstances, determines that it presents no reasonable likelihood of harm to an Investment Company advised by the Adviser.

VI.      ADDITIONAL RESTRICTIONS AND REQUIREMENTS

         (1) No Investment Personnel shall accept a position as a director, trustee or general partner of a private or publicly traded company unless the acceptance of such position has been approved by the Management Committee of IIM, The Hague, as consistent with the interests of the Investment Company.

         (2) Each Access Person must provide to CBN a complete listing of all Covered Securities owned by such person at the time the individual first becomes an Access Person. Thereafter annually, as of December 31 of each year, and quarterly, as of 31 January, 30 June, 30 September and 31 December, a complete listing of all Covered Securities owned by such person have to be provided. Any initial listing must be submitted within 10 days of the date upon which such person first became an Access Person of the Adviser. Such listing may be provided by monthly brokerage statements and must include all information required by Rule 17j-1.

VII.     REPORTING OBLIGATION

         (1) The Adviser shall create and thereafter maintain a list of all Access Persons and Investment Personnel.

         (2) All transactions in Securities in which an Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership, via BKP or CenE will provided in an automated form to CBN. Access Persons who maintain accounts other than at CBN or CenE have to send duplicate copies of all statements and confirmations directly to CBN within two business days of receipt by the Access Person.

         (3)      Every Access Person shall certify annually that he or she:

                  (A)      has read and understands this Code;

                  (B)      recognises that he or she is subject to the Code;

                  (C)      has complied with the Code; and

                  (D) has disclosed and reported all personal Securities transactions required to be disclosed or reported.

VIII.    REVIEW AND ENFORCEMENT

         (1) If the Compliance Department of IIM, the Hague determines that a violation of this Code may have occurred, the employee shall submit his or her written determination, together with any additional explanatory material provided by the individual to the Compliance Department of IIM, The Hague who shall make an independent determination as to whether a violation has occurred.

         (2) If CBN finds that a violation has occurred, CBN shall impose upon the individual such sanctions deemed appropriate.

         (3) No person shall participate in a determination of whether he or she has committed a violation of this Code or of the imposition of any sanction against himself.

IX.      RECORDS

         The Adviser or CBN shall maintain records in the manner and to the extent set forth below, which records shall be available for examination by representatives of the Securities and Exchange Commission.

         (1) A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

         (2) A record of any violation of this Code, and of any action taken as a result of such violation, shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

         (3) All automated information of transactions from BKP and/or CenE, copies of all statements and confirmations of Access Persons who are allowed to maintain an account elsewhere and all initial and annual listings of all securities of Access Persons shall be preserved for a period of not less than five years from the end of the fiscal year in which it is provided/made, the first two years in an easily accessible place; and;

         (4) A list of all persons who are, or within the past five years have been, subject to this Code shall be maintained in an easily accessible place.

         (5) A list of all persons (which are the members of the Compliance Department of IIM The Hague) responsible for reviewing the holding reports as meant in Section VI(2).

         (6) A record of any decision and the reasons supporting the decision to approve the acquisition by Investment Personnel of Initial Public Offerings and Limited Offerings for at least five years after the end of the fiscal year in which the approval is granted.

X.       MISCELLANEOUS

         (1) All reports of Covered Securities transactions and any other information filed with the Adviser and/or CBN pursuant to this Code shall be treated as confidential.

         (2) The Adviser may from time to time adopt such interpretations of this Code as it deems appropriate.

         (3) The Management Committee of IIM, The Hague, shall report to the Adviser and to the Board of Trustees of each Investment Company at least annually as to the operation of this Code and shall address in any such report the need (if any) for further changes or modifications to this Code. If required, the Management Committee of IIM, The Hague, shall also provide a Certification to the Board of Trustees of each Investment Company that the Adviser has adopted such procedures as are reasonably necessary to prevent violations of this Code.


Originally Adopted:
                   -------------

                  EXHIBIT A-ACCESS PERSONS PER 31 JANUARY 2001

Alphabetical List per department:

Management Committee:
---------------------
Arends, D.A.
Bergsma, G.H.
Eeghen, J. van
Ubas, J.H.

Legal & Compliance Netherlands:
-------------------------------
Bouwes Bavinck, P.K.
Maat. S.I.
Ribbers E.E.
Thissen, M.P.A.

Equity Investments
------------------
Besten, P. den
Bisschop J.M.M.F.
Bloys van Treslong O.W.A.
Bootsma, M.A.
Bos, J.K.H. van den
Bruinsma, A.J.
Derks, J.W.J.M.
Doel, J.A. van den
Franssen J.S.
Geelen, B.M.
Ghielen, C.T.R.
Haines-Dubois J.
Hayes, D.T.
Jansen, M.J.
Kleeven, H.G.J.J.
Koenen, P.L.
Kool, W.T.C.
Laan, A.L.G. van der
Lipsch, M.M.H.
Molenaar, D.J.
Moolhuizen, F.
Myant, A.N.
Neve A.
Oosten, E.L.M. van
Oubadia, S.
Paulus van Pauwvliet, M.H.
Rijsdijk, W.M.
Ruijter F. de
Salm, M.L.M. van der

Sanyal, B.S.
Schop, P.J.
Smallegange R.A.J.
Stolwijk, C.L.
Tiggelen, A.H.M. van
Uding, G.H.P.
Veldman, B.
Verzuu, D.J.
Vliet, C.P. van
Vrouwes, P.J.
Wijk, T. van
Zoelen J.J.A.F. van
Zwan, M. van der

Equity Research
---------------
Boer, H.J.
Filott C.
Kraan, I.C.M.
Mignon, B.J.R.
Palecek, R.C.
Pestiaux-Vandeville, B.Y.G.M.
Rijn, M.W.M. van
Wullus, K.M.C.

Mid Office:
----------
Bijnen, V. van
Dolan S.
Plaisted, J.S.
Rooijen, B.M. van
Seferina W.M.L.
Sempere J.R.

Operations: (Securities administration)
---------------------------------------
Ancher, P.A.
Bauman E.J.P.
Berg, H.J. van den
Berkel, A.J. van
Blokzijl, T.J.
Borst J.
Broer, C.P.
Bruce R.
Buys D.
Bysterveld R.
Cornet, G.J.
Diersmann, A.C.
Doorn, W.J. van

File, M.A.
Haan. J. de
Habing H.
Hagendoorn, E.
Hathie S
Hayes, M.E.
Jagroep, D.
Kan C. van
Keus, A.
Klein, M.A.
Kleuters J.
Koudenburg, R.R.
Krijgsman, K.N.
Lachman, d.
Lacourt, R.
Latukolan, S.D.K.
Leersum-Kooring, W.C.E. van
Letter, M.A. de
Lie, S.
Meijer, R.S.
Merhai A.
Morars, M.M.M.
Nanhekhan S.A.
Nijssen F.W.M.
Penning R.T.
Raap E.M.
Rattan, B.S.
Roepchand J.
Roon, P.S. van
Sewbalak, R.F.
Sitabi, A.
Sman-van Rees, C.P. van der
Smit H.
Soochitsing, N.
Steenbergen, M.A.
Struijvenberg, W.J.
Tuhumury, F.S.R.
Waal A.C. de
Zuidwijk U.R.
Zwartbol, M.
Zweeden J.G.A. van

Organisation:
-------------
Kerr, R.
Nolan, C.
Swaay, D.J. van

Miscellaneous:
--------------
Hes, M.S.
Jillissen, A.E.A.

       EXHIBIT B-ADVISORY CLIENTS/INVESTMENT PERSONNEL PER 31 JANUARY 2001

ING Funds Trust-ING Global Brand Names Fund
ING Funds Trust-ING European Equity Fund
ING Funds Trust-ING Global Information Technology Fund
ING Funds Trust-ING Global Communication Fund
ING Funds Trust-ING Internet Fund
ING Funds Trust-ING Internet Fund II
ING Funds Trust-ING Global Real Estate Fund
ING Funds Trust-ING Quality of Life Fund
ING Funds Trust-ING Variable Insurance Trust - Global Brand Names Fund ING Global Brand Names Fund Canada
ING US Equity Fund
ING Europe Equity Fund
ING Austral-Asia Equity Fund
ING Japan Equity Fund
ING Emerging Markets Equity Fund
ING Global Technology Fund
ING Global Communication FundAlphabetical List

Arends, D.A.
Bergsma, G.H.
Besten, P. den
Bisschop J.M.M.F.
Bloys van Treslong O.W.A.
Boer, H.J.
Bootsma M.A.
Bos J.K.H. van den
Bruinsma A.J.
Cheung S.Y.
Derks J.W.J.M.
Doel, J.A. van den
Eeghen, J. van
Filott C.
Franssen J.S.
Geelen, B.M.
Ghielen, C.T.R.
Haines-Dubois J.
Hayes, D.T.
Jansen M.J.
Kleeven, H.G.J.J.
Koenen, P.L.
Kool W.T.C.
Laan A.L.G. van der
Lipsch, M.M.H.
Myant, A.N.

Mignon, B.J.R.
Molenaar D.J.
Moolhuizen, F
Neve A.
Oosten E.L.M. van
Oubadia S.
Palecek, R.C.
Paulus van Pauwvliet, M.H.
Pestiaux-Vandeville, B.Y.G.M.
Rijn, M.W.M. van
Rijsdijk W.M.
Ruijter F. de
Salm, M.L.M. van der
Sanyal B.S.
Schop, P.J.
Smallegange, R.A.J.
Stolwijk C.L.
Tiggelen, A.H.M. van
Ubas, J.H.
Uding, G.H.P.
Veldman B.
Verzuu, D.J.
Vliet, C.P. van
Vrouwes, P.J.
Wullus, K.M.C.
Wijk, T. van
Zoelen J.J.A.F.
Zuiderwijk A.T.M.

                              ANNUAL CERTIFICATION

         I certify that I have read the Code of Ethics for Advisers to Investment Companies dated September 2000:

1.       I understand the contents of the Code of Ethics.

2. I recognize that I am subject to the provisions of the Code of Ethics and have complied with such provisions during ____.

3. I have disclosed and reported all personal securities transactions during ____ required to be disclosed and reported under the Code of Ethics.


                                                  -----------------------------
                                                  Signature of Access Person

                                                  -----------------------------
                                                  Print Name

Dated:
      -----------------